EXHIBIT 21
SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION
July 31, 2020

	State (Country)	Percentage of Voting
Name of Company	of Incorporation	Securities Owned
Brady Corporation	Wisconsin	Parent
Tricor Direct, Inc.	Delaware	100%
Doing Business As:
Champion Americas
Emedco
Seton
Worldmark of Wisconsin Inc.	Delaware	100%
AIO Acquisition Inc.	Delaware	100%
Doing Business As:
All-On-One Products
Personnel Concepts
Brady Holdings Mexico LLC	Delaware	100%
Clement Communications, Incorporated	Pennsylvania	100%
Brady International Co.	Wisconsin	100%
Brady Worldwide, Inc.	Wisconsin	100%
Doing Business As:
Electromark
Sorbent Products Company
TISCOR
Precision Dynamics Corporation	California	100%
Doing Business As:
Brady People ID
Dual Core
IDenticard
PDC IDenticard
Pharmex
PromoVision
TimeMed Labeling Systems
Idem Indemnity, Inc.	Vermont	100%
Brady Australia Holdings Pty. Ltd.	Australia	100%
Brady Australia Pty. Ltd.	Australia	100%
Doing Business As:
Scafflag Australia
Seton Australia
Trafalgar First Aid
Carroll Australasia Pty. Ltd.	Australia	100%
ID Warehouse Pty. Ltd.	Australia	100%
Precision Dynamics Europe Sprl	Belgium	100%
Transposafe Systems Belgium NV/SA	Belgium	100%
W.H. Brady N.V.	Belgium	100%
W.H.B. do Brasil Ltda.	Brazil	100%
BRC Financial	Canada	100%
W.H.B. Identification Solutions Inc.	Canada	100%
Doing Business As:
Brady
Electromark
IDenticard
Seton
Brady (Beijing) Co. Ltd.	China	100%
Brady (Xiamen) Co., Ltd.	China	100%
Brady Investment Management (Shanghai) Co., Ltd.	China	100%

Brady Printing (Shenzhen) Co., Ltd.	China	100%
Brady Technology (Wuxi) Co. Ltd.	China	100%
Brady A/S	Denmark	100%
Braton Europe S.A.R.L.	France	100%
Brady Groupe S.A.S.	France	100%
Doing Business As:
BIG/PDC
Seton
Signals
Securimed S.A.S.	France	100%
Brady GmbH	Germany	100%
Doing Business As:
Seton
Transposafe
Bakee Metal Manufactory Company Limited	Hong Kong	100%
Brady Corporation Hong Kong Limited	Hong Kong	100%
Brady Company India Private Limited	India	100%
Brady Italia, S.r.l.	Italy	100%
Nippon Brady K.K.	Japan	100%
Brady Finance Luxembourg S.à.r.l.	Luxembourg	100%
Brady Luxembourg S.à.r.l.	Luxembourg	100%
Brady S.à.r.l.	Luxembourg	100%
Brady Technology SDN. BHD.	Malaysia	100%
Brady Mexico, S. de R.L. de C.V.	Mexico	100%
W.H. Brady S. de R.L. de C.V.	Mexico	100%
Brady B.V.	Netherlands	100%
Brady Finance B.V.	Netherlands	100%
Transposafe Systems Holland B.V.	Netherlands	100%
Brady AS	Norway	100%
Pervaco AS	Norway	100%
Brady Philippines Direct Marketing Inc.	Philippines	100%
Transposafe Systems Polska Sp. Z.o.o.	Poland	100%
Brady ID Solutions SRL	Romania	100%
Brady LLC	Russia	100%
Brady Asia Holding Pte. Ltd.	Singapore	100%
Brady Asia Pacific Pte. Ltd.	Singapore	100%
Brady Corporation Asia Pte. Ltd.	Singapore	100%
Brady s.r.o.	Slovakia	100%
Grafo Wiremarkers Pty. Ltd.	South Africa	100%
Wiremarkers Africa Pty. Ltd.	South Africa	100%
Brady IDS Korea LLC	South Korea	100%
Brady Identificación S.L.U.	Spain	100%
Brady AB	Sweden	100%
Brady Sweden Holding AB	Sweden	100%
Brady (Thailand) Co., Ltd.	Thailand	100%
Brady Etiket ve Isaretleme Ticaret Ltd. Sirketi	Turkey	100%
Brady Middle East FZE	United Arab Emirates	100%
B.I. (UK) Limited	United Kingdom	100%
Brady Corporation Limited	United Kingdom	100%
Brady European Holdings Limited	United Kingdom	100%